                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C., 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 22, 1996

                             PLAINS RESOURCES INC.

         Delaware                      0-9808                   13-2898764
(State or other jurisdiction       (Commission File           (IRS Employer
     of incorporation)                 Number)              Identification No.)



                    1600 Smith
                 Houston, Texas                       77002
       (Address of Principal executive offices)     (Zip Code)


      Registrant's telephone number, including area code: (713) 654-1414

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ITEM 5.  OTHER EVENTS.

       THIS REPORT IS BEING FILED PURSUANT TO RULE 135c(d) UNDER THE SECURITIES ACT OF 1933.

       On February 22, 1996, Plains Resources Inc. (the "Company") issued a news release that is attached hereto as Exhibit 20.1 (the "News Release") wherein the Company announced, among other things, its intention to commence an offering of $125 million principal amount of ten year, senior subordinated notes in the near future.

       The paragraph in the News Release that announces the Company's intention to commence such offering reads in its entirety, as follows:

           "The company also announced that it intends to commence an offering of $125 million principal amount of ten year, senior subordinated notes in the near future. The company stated the offering will be conducted as a private placement pursuant to Rule 144A. The notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. If consummated, the proceeds from such offering will be used to redeem the company's existing 12% Senior Subordinated Notes at 106% of their $100 million principal amount, and the remaining proceeds will be applied to reduce a portion of the indebtedness incurred in connection with the company's recent acquisition of the Illinois Basin properties."


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

       20.1 News Release issued by Plains Resources Inc. on February 22, 1996.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 1996

                                          PLAINS RESOURCES INC.


                                          By: /s/ Michael R. Patterson
                                              ----------------------------------
                                              Vice President and General Counsel